UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2017

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan	48393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 960-9009

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Rockwell Medical, Inc. (the “Company”) on June 7, 2017 (the “Original Filing”). The Original Filing reported the final voting results of the Company’s 2017 Annual Meeting of Shareholders held on June 1, 2017 (the “2017 Annual Meeting”). The purpose of this amendment is solely to disclose the Company’s decision regarding how frequently it will conduct future shareholder advisory votes on the compensation of its named executive officers. There are no other changes to the Original Filing.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Filing, at the 2017 Annual Meeting, the shareholders recommended, by non-binding vote, that the frequency of shareholder advisory votes on the compensation of the Company’s named executive officers be every year as follows:

1 Year	2 Year	3 Year	Abstain
28,873,168	650,393	9,558,159	964,394

In light of these results and such other factors as the Company’s Board of Directors (the “Board”) deemed relevant, the Board determined that the Company will hold an advisory vote on the compensation of the Company’s named executive officers on an annual basis until the next shareholder vote on the frequency of such advisory vote is conducted or until the Board determines that a different frequency for such advisory vote would be in the best interest of the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: September 11, 2017	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer